Exhibit 10.3

Execution Version

HOLDINGS GUARANTY

Dated as of February 26, 2025

among

OVATION PARENT, INC.,

HAWKEYE MIDCO, LLC,

CONNECTOR INTERMEDIATE HOLDCO, LLC,

and

SI INTERMEDIATE HOLDING, INC.

as Guarantors

and

CITIBANK, N.A.,

as Administrative Agent

Exhibit A	-	Guaranty Supplement

i

HOLDINGS GUARANTY

HOLDINGS GUARANTY, dated as of February 26, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), by and among Ovation Parent, Inc., a Delaware corporation (“Kaman Holdings”), Hawkeye MidCo, LLC, a Delaware limited liability company (“Quantic Holdings”), Connector Intermediate HoldCo, LLC, a Delaware limited liability company (“Qnnect Holdings”), and SI Intermediate Holding, Inc., a Delaware corporation (“Sanders Holdings”; collectively with Kaman Holdings, Quantic Holdings, and Sanders Holdings, the “Guarantors” and each, a “Guarantor”), and Citibank, N.A., as administrative agent (in such capacity together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT

Reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among Kaman Corporation, a Connecticut corporation (“Kaman”), Quantic Electronics, LLC, a Delaware limited liability company (“Quantic”), Quantic Corporate Holdings, Inc., a Delaware corporation (“Quantic Corporate”), Qnnect, LLC, a Delaware limited liability company (“Qnnect”), and Sanders Industries Holdings, Inc., a Delaware corporation (“Sanders”; collectively with Kaman, Quantic, Quantic Corporate and Qnnect, the “Borrowers” and each, a “Borrower”), the Guarantors, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party thereto from time to time and Citibank, N.A. as Administrative Agent, Collateral Agent and a L/C Issuer, and each other party thereto from time to time, pursuant to which the Lenders have agreed to make Loans from time to time and the L/C Issuers have agreed to issue Letters of Credit from time to time, in each case, upon the terms and subject to the conditions expressly set forth therein, one or more Hedge Banks may enter into Secured Hedge Agreements with any Loan Party or any Restricted Subsidiary from time to time, one or more Cash Management Banks may enter into Secured Cash Management Agreements with any Loan Party or any Restricted Subsidiary from time to time and one or more Third Party Letter of Credit Issuers may issue into Secured Third Party Letter of Credit. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

WHEREAS, it is a condition precedent to the making of the initial Credit Extensions under the Credit Agreement on the Closing Date that each Guarantor shall have executed and delivered this Guaranty substantially concurrently with the initial Credit Extension;

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrowers, the issuance of, and participation in, Letters of Credit for the account of the Borrowers or any Restricted Subsidiary under the Credit Agreement and the entering into by the Loan Parties and Restricted Subsidiaries of Secured Hedge Agreements, Secured Cash Management Agreements and Secured Third Party Letters of Credit and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make the Loans from time to time, the L/C Issuers to issue Letters of Credit from time to time, the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Cash Management Banks to enter into Secured Cash Management Agreements from time to time and the Third Party Letter of Credit Issuer to issue Secured Third Party Letters of Credit from time to time;

NOW, THEREFORE, in consideration of the premises and the other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and each Guarantor, jointly and severally with each other Guarantor hereby covenants and agrees as follows:

SECTION 1. Guaranty.

(a) To the maximum extent permitted by applicable Law, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and punctual payment when due and performance, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party (and the applicable Restricted Subsidiaries in the case of Secured Hedge Agreements, Secured Cash Management Agreements and Secured Third Party Letters of Credit) now or hereafter existing, including, without limitation, all Obligations under or in respect of the Loan Documents, any Letters of Credit, any Secured Cash Management Agreement, any Secured Third Party Letters of Credit and any Secured Hedge Agreement (the Loan Documents, Letters of Credit, Secured Cash Management Agreements, Secured Third Party Letters of Credit and Secured Hedge Agreements, collectively, the “Secured Documents”) (including, without limitation, any extensions, increases, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations collectively, subject to the final two sentences of this paragraph, the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Secured Document, to the extent reimbursable under Section 10.04 of the Credit Agreement. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party (and the applicable Restricted Subsidiaries in the case of Secured Hedge Agreements, Secured Third Party Letters of Credit and Secured Cash Management Agreements) to any Secured Party under or in respect of the Secured Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party (and the applicable Restricted Subsidiaries in the case of Secured Hedge Agreements, Secured Third Party Letters of Credit and Secured Cash Management Agreements). Notwithstanding anything herein to the contrary, the Guaranteed Obligations of any Loan Party and Restricted Subsidiary under any Secured Cash Management Agreement, Secured Third Party Letters of Credit or Secured Hedge Agreement shall be guaranteed only to the extent that, and for so long as, the other Guaranteed Obligations are guaranteed. The Guaranteed Obligations of any Guarantor shall exclude any Excluded Swap Obligation of such Guarantor.

(b) Each Guarantor, and by its acceptance of the benefits of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to such Guarantor. To effectuate the foregoing intention, by acceptance of the benefits of this Guaranty, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance or subject to avoidance under Debtor Relief Laws or any similar foreign, federal or state law, in each case applicable to such Guarantor.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty, the Subsidiary Guaranty or any other guaranty by a Loan Party pertaining to the Guaranteed Obligations, such Guarantor will contribute, to the maximum extent permitted by applicable Law, such amounts to each other guarantor that is a Loan Party so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Secured Documents.

SECTION 2. Guaranty Absolute.

To the maximum extent permitted by applicable Law, each Guarantor agrees that its guarantee constitutes a guarantee of payment when due of its respective Guaranteed Obligations and not of collection, which will be paid strictly in accordance with the terms of the Secured Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Secured Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrowers or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be joint and several, irrevocable, absolute and unconditional and shall not be affected or impaired by any circumstance or occurrence whatsoever irrespective of, and each Guarantor hereby irrevocably waives, to the maximum extent permitted by applicable Law, any defenses (other than a defense of payment in full of the Guaranteed Obligations in cash (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Third Party Letters of Credit and Secured Hedge Agreements), expiration without any pending drawing or termination of all Letters of Credit (other than in the case of Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and the termination of the Aggregate Commitments or the release of this Guaranty in accordance with any relevant release provisions in the Secured Documents) it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability, at any time, of any Secured Document (including this Guaranty) or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Secured Documents, or any other amendment or waiver of or any consent to departure from any Secured Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, impairment, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Secured Documents;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party;

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any other Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations;

(h) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(i) any payment made to any secured creditor on the Indebtedness which any Secured Party repays to the Borrowers or any other Loan Party pursuant to a court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceedings;

(j) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor; or

(k) any other circumstance (including, without limitation, any statute of limitations), any act or omission, or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated (other than with respect to any Guarantor released pursuant to Section 8(a)), as the case may be, if at any time any payment or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrowers or any other Loan Party or otherwise, all as though such payment had not been made. For the avoidance of doubt, this paragraph shall survive the termination of this Guaranty.

SECTION 3. Waivers and Acknowledgments.

(a) Each Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable Law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable Law, any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature (in accordance with the terms hereof) and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives, in each case, to the maximum extent permitted by applicable Law, (i) any defense (other than a defense of payment in full of the Guaranteed Obligations in cash ) arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, limits, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor, (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder, (iii) any right to proceed against the Borrowers, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party and (iv) any right to proceed against or exhaust any security held from the Borrowers, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party.

(d) Each Guarantor acknowledges that the Administrative Agent may, in accordance with the Loan Documents, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any collateral serving as security held by the Administrative Agent or the Collateral Agent by non-judicial sale, and each Guarantor hereby waives, to the maximum extent permitted by applicable Law, any defense (other than a defense of payment in full of the Guaranteed Obligations) to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such non-judicial sale and any other defense (other than a defense of payment in full of the Guaranteed Obligations in cash) or benefits that may be afforded by applicable Laws.

(e) Each Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable Law, any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of their respective Subsidiaries now or hereafter known by such Secured Party. Each Guarantor acknowledges that the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Borrowers or any other Loan Party or any of their respective Subsidiaries.

(f) Each Guarantor hereby unconditionally and irrevocably waives, in each case, to the maximum extent permitted by applicable Law, any right (i) to require the Administrative Agent or any of the Secured Parties to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from the Borrowers, any other Loan Party or any other person, before claiming any amounts due from the Guarantors hereunder; (ii) to which it may be entitled to have the assets of the Borrowers, any other Loan Party or any other person first be used, applied or depleted as payment of the Guaranteed Obligations, prior to any amount being claimed from or paid by the Guarantors hereunder; and (iii) to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided between the Borrowers and the Guarantors.

(g) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Secured Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits and with full knowledge of their significance and consequences and that if any of such waivers are determined to be contrary to any applicable Law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable Law.

(h) The waivers made in this Section 3 are subject to the release provisions in Section 9.11 of the Credit Agreement.

SECTION 4. Subrogation.

Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrowers or any other Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Guaranty or any other Secured Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrowers or any other Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers or any other Loan Party, directly or indirectly, in cash or other property or by set- off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Third Party Letters of Credit and Secured Hedge Agreements), the expiration without any pending drawing or termination of all Letters of Credit (other than in the case of Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), and the termination of the Aggregate Commitments. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the termination of the Aggregate Commitments and the payment in full of the Guaranteed Obligations in cash and all other amounts in cash (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Third Party Letters of Credit and Secured Hedge Agreements) payable under this Guaranty and (b) the latest date of expiration without any pending drawing or termination of all Letters of Credit (other than in the case of Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), such amount shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Secured Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) the Aggregate Commitments shall have been terminated and all of the Guaranteed Obligations and all other amounts (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Third Party Letters of Credit and Secured Hedge Agreements) payable under this Guaranty shall have been paid in full in cash and (iii) all Letters of Credit (other than in the case of Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) shall have expired without any pending drawing or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty of any kind (either express or implied), necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 5. Payments Free and Clear of Taxes, Etc.

(a) Any and all payments by any Guarantor under this Guaranty or any other Loan Document shall be made, in accordance with the terms of the Credit Agreement, without setoff, counterclaim or other defense, free and clear of and without deduction for any and all present or future Taxes, except as required by applicable Law. The provisions of Section 3.01 of the Credit Agreement are hereby incorporated by reference and each Guarantor agrees to be bound by such provisions as if such provisions were set forth in full herein, provided that each reference therein to “a Borrower,” “Borrowers” or “Borrower Representative” shall be deemed to be a reference to the “Guarantors” hereunder.

(b) Each Guarantor’s obligations hereunder to make payments in the respective applicable currency (such applicable currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Party of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Party under this Guaranty or the other Loan Documents or any Secured Document, as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made in a manner consistent with Section 10.23 of the Credit Agreement as determined on the date immediately preceding the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. If the amount of the Judgment Currency actually paid is greater than the sum originally due to the Administrative Agent in the Obligation Currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

For purposes of determining the rate of exchange for this Section 5, such amounts shall not include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 6. Representations and Warranties.

Each Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrowers with respect to such Guarantor, and each Guarantor hereby further represents and warrants as follows:

(a) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived; and

(b) such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Secured Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

SECTION 7. Covenants.

Each Guarantor covenants and agrees that unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Third Party Letters of Credit and Secured Hedge Agreements), the expiration or termination of all Letters of

Credit (other than in the case of Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and the termination of the Aggregate Commitments, such Guarantor will perform and observe, and cause each of its respective Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents applicable to such Guarantor on its or their part to be performed or observed or that the Borrowers have agreed to cause such Guarantor or such Restricted Subsidiaries to perform or observe.

SECTION 8. Amendments, Guaranty Supplements, Etc.

(a) Subject to Section 10.01 of the Credit Agreement, no amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (at the direction of the Required Lenders) and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon a Guarantor becoming an Excluded Subsidiary, or ceasing to be a Restricted Subsidiary, in each case as a result of a transaction or designation permitted under the Loan Documents, such Guarantor shall be automatically and without further action released from this Guaranty in accordance with the provisions of Section 9.11 of the Credit Agreement.

(b) It is understood and agreed that any Subsidiary of the Holding Companies that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall execute and deliver a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), and upon the execution and delivery thereof, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement. The execution and delivery of such Guaranty Supplement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor.

SECTION 9. Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including electronic mail, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered as follows: if to any Guarantor, addressed to it in care of the Borrowers at their address specified in Schedule 10.02 of the Credit Agreement; if to any Agent or any Lender, at its address specified in Schedule 10.02 of the Credit Agreement; if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party; if to any Cash Management Bank, at its address specified in the Secured Cash Management Agreement to which it is a party; if to any Third Party Letter of Credit Issuer, at its address specified in the Secured Third Party Letter of Credit to which it is a party; or at such other address as shall be designated by the recipient in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.

SECTION 10. No Waiver; Remedies.

No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable Law.

SECTION 11. Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without prior notice to the Guarantors, any such notice being waived by the Guarantors to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than Excluded Accounts, at any time held and other indebtedness (in any currency) at any time owing by such Agent or such Secured Party, to or for the credit or the account of the Guarantors against any and all of the Obligations of the Guarantors now or hereafter existing under the Secured Documents, irrespective of whether such Agent or Secured Party shall have made any demand under this Guaranty or any other Secured Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set- off and application. The rights of each Agent and each Secured Party under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Secured Party may have. This Section 11 is subject to the terms and conditions set forth in Section 10.09 of the Credit Agreement.

SECTION 12. Continuing Guaranty; Assignments under the Credit Agreement.

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the termination of the Aggregate Commitments and the payment in full of the Guaranteed Obligations and all other amounts in cash (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Third Party Letters of Credit and Secured Hedge Agreements) payable under this Guaranty and (ii) the latest date of expiration without any pending drawing or termination of all Letters of Credit (other than in the case of Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), (b) be binding upon each Guarantor, its successors and assigns and (c) bind and inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person in accordance with Section 10.07 of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent, other than pursuant to a transaction permitted by the Credit Agreement and consummated in accordance with the terms and conditions contained therein.

SECTION 13. Fees and Expenses; Indemnification.

(a) Each Guarantor, jointly and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder to the extent provided in Section 10.04 of the Credit Agreement; provided that each reference therein to the “Borrowers” shall be deemed to be a reference to the “Guarantors”.

(b) Without limitation of any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by applicable Law, indemnify, defend and save and hold harmless each Indemnitee to the extent provided in Section 10.05 of the Credit Agreement; provided that each reference therein to the “Borrowers” shall be deemed to be a reference to the “Guarantors”.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby and secured by the Collateral Documents. The provisions of this Section 13 shall remain operative and in full force and effect regardless of the termination of this Guaranty, any other Loan Document, any Letter of Credit, any Secured Hedge Agreement, any Secured Third Party Letter of Credit or any Secured Cash Management Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the other Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Guaranty or any other Loan Document or any document governing any of the Obligations arising under any Secured Hedge Agreements, any Secured Third Party Letter of Credit or any Secured Cash Management Agreement, any resignation or removal of the Administrative Agent or the Collateral Agent or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.

SECTION 14. [Reserved].

SECTION 15. Right of Contribution.

(a) Each Guarantor agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of the Guaranteed Obligation of any other Guarantor, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment.

(b) Each Guarantor’s right of contribution under this Section 15 shall be subject to the terms and conditions of Section 4. The provisions of this Section 15 shall in no respect limit the obligations and liabilities of the Borrowers or any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder. Each Guarantor agrees to contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

SECTION 16. Execution in Counterparts.

This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty and each amendment, waiver and consent with respect hereto by telecopier, .pdf or other electronic transmission shall be effective as delivery of an original executed counterpart thereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Guaranty and the transactions contemplated hereby, shall be deemed to include electronic signature, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 17. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) Section 10.15 (Governing Law; Jurisdiction; Etc.), Section 10.16 (Service of Process) and Section 10.17 (Waiver of Right to Trial by Jury) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 18. Severability.

If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 19. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

SECTION 20. Guaranty Enforceable by Administrative Agent or Collateral Agent.

Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Parties agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent. The Secured Parties further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor.

SECTION 21. Keepwell. Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that the Qualified ECP Guarantor shall only be liable under this Section 21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 21, or otherwise under this Guaranty, as it relates to the Guarantors, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Qualified ECP Guarantor under this Section 21 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 12. The Qualified ECP Guarantor intends that this Section 21 constitute, and this Section 21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have caused this Guaranty to be duly executed and delivered as of the date first written above.

OVATION PARENT, INC., a Delaware corporation as a Guarantor

By:	/s/ Joseph Salsbury
Name: Joseph Salsbury
Title: Chief Financial Officer and Secretary

HAWKEYE MIDCO, LLC, as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

CONNECTOR INTERMEDIATE HOLDCO, LLC, as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

SI INTERMEDIATE HOLDING, INC., a Delaware corporation as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to Holdings Guaranty]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Savino Figliuolo
Name: Savino Figliuolo
Title: Authorized Signer

[Signature Page to Holdings Guaranty]

Exhibit A to the

Holdings Guaranty

FORM OF GUARANTY SUPPLEMENT